Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59356) of Viacom Inc. and Viacom International Inc. and Form S-8 (No. 33-41934 and No. 33-56088) of Viacom Inc., of our report dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, which appears on page 19 of the Current Report on Form 8-K of Viacom Inc. and Viacom International Inc.





PRICE WATERHOUSE

New York, New York
March 28, 1994






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